UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas	333-138338	48-0817298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive offices, including Zip Code)

(913) 327-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2011, NPC International, Inc. (the “Company”) entered into a first supplemental indenture (the “Supplemental Indenture”), by and between the Company and the Trustee, to the indenture, dated May 3, 2006, among the Company, the guarantor named therein and the Trustee (the “2014 Notes Indenture”), under which the Company issued its 9  1/2% Senior Subordinated Notes due 2014 (the “2014 Notes”). The Supplemental Indenture was entered into in connection with the Company’s previously announced tender offer and related consent solicitation with respect to the 2014 Notes. The Supplemental Indenture amends the 2014 Notes Indenture by, among other things, eliminating substantially all restrictive covenants and certain events of default and shortening the minimum period required to deliver notice of redemption of the 2014 Notes to holders from 30 days to 3 days. The Company received sufficient consents in the consent solicitation to approve the proposed amendments to the 2014 Notes Indenture set forth in the Supplemental Indenture.

The amendments to the 2014 Notes Indenture contained in the Supplemental Indenture are effective as of December 13, 2011 and will become operative only when the Company accepts for purchase validly tendered 2014 Notes representing a majority of the outstanding 2014 Notes pursuant to the Company’s tender offer for all outstanding 2014 Notes. Prior to 5:00 p.m., New York City time, on December 12, 2011, the Company had received tenders of approximately $170,391,000 aggregate principal amount of the 2014 Notes, representing approximately 97.37% of the aggregate principal amount of the 2014 Notes outstanding. The closing of the tender offer and acceptance of the 2014 Notes is subject to a number of conditions.

The foregoing description of the Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 13, 2011, the Company, a wholly-owned subsidiary of NPC Acquisition Holdings, LLC (“Holdings”), issued a press release announcing the results to date of its previously announced cash tender offer to purchase any and all of its outstanding 2014 Notes and the related consent solicitation to amend the 2014 Notes Indenture. The Company is undertaking the cash tender offer and related consent solicitation in connection with the previously announced proposed acquisition by NPC International Holdings, Inc., of all of the outstanding membership interests of Holdings. The Company hereby furnishes the information set forth in the press release issued on December 13, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as and when expressly set forth by such specific reference in such filing. This Form 8-K does not constitute an offer to sell or solicitation of an offer to buy any security. By filing this report and furnishing the information set forth herein and in Exhibit 99.1, the Company makes no admission as to the materiality of any such information.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

Date: December 13, 2011	/s/ Troy D. Cook
Name: Troy D. Cook
Title: Executive Vice President—Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated December 13, 2011, by and between NPC International, Inc. and Wells Fargo Bank, National Association, as trustee.
99.1	Press Release dated December 13, 2011.